CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus' and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 66 to the Registration Statement (Form N-1A, No. 811-08786) of Pioneer
Variable Contracts Trust, and to the incorporation by reference of our reports, dated February 14, 2019, on Pioneer Bond VCT Portfolio, Pioneer Equity Income VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer High Yield VCT Portfolio, Pioneer Mid Cap Value VCT Portfolio, Pioneer Real Estate Shares VCT Portfolio, Pioneer Select Mid Cap Growth VCT Portfolio, and Pioneer Strategic Income VCT Portfolio (eight of the portfolios comprising the Pioneer Variable Contracts Trust) included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2018.



		           /s/ Ernst & Young LLP



Boston, Massachusetts
April 24, 2019